Investor Contact: Neil Berkman Berkman Associates (310) 277 - 5162 info@BerkmanAssociates.com	Company Contact: Y.P. Chan Chief Operating Officer (954) 596 - 1000 www.SingingMachine.com
FOR IMMEDIATE RELEASE

The Singing Machine Company Reports Fiscal 2003 Results

and Restated Results for Fiscal 2002 and Fiscal 2001

Coconut Creek, FL, July 14, 2003  The Singing Machine Company (AMEX: SMD) announced today that revenue for the fiscal year ended March 31, 2003 increased 53% to a record $95,614,000 from $62,476,000 for fiscal 2002.  Net income for fiscal 2003 was $1,218,000, or $0.14 per diluted share.  This compares to net income for fiscal 2002 of $6,289,000, or $0.79 per diluted share, and to net income for fiscal 2001 of $3,696,000, or $0.50 per diluted share.

Operations Review

As previously announced, net income for fiscal 2002 and fiscal 2001 was restated to reflect an increase in the provision for income taxes.  Also as previously announced, revenue for fiscal 2003 was reduced by approximately $2.5 million for a discontinued sales agreement.  Fiscal 2003 results also reflected an inventory reserve of approximately $3.7 million, which was included in cost of goods sold.

The provision for income taxes was higher than previously anticipated.  There are two reasons for this.  First, due to the high level of inventory held by the Company during fiscal 2002 and 2003, profits from its Hong Kong subsidiary were used to pay a portion of the payables related to the inventory.  Because the Company did not reimburse its subsidiary on a timely basis, a "deemed dividend" was created for tax purposes in the United States.

Second, the Company's Hong Kong subsidiary applied for a Hong Kong offshore income tax exemption in 2001.  Management believes that the exemption will be approved because all profits of the Hong Kong subsidiary are derived from exporting to customers outside of Hong Kong.  Accordingly, no provision for foreign income taxes on the profits of the Hong Kong subsidiary had been provided.  However, as of July 1, 2003 the Company had not received official approval of this Hong Kong tax exemption.   The Company has decided to include a provision for these taxes in fiscal 2003 in the event that the exemption is denied.  The Company also restated income for the prior two years to include a provision for the Hong Kong offshore income tax exemption and the tax liability that arises from the deemed dividend.

The Company's auditors have expressed "substantial doubt" about Singing Machine's ability to continue as a going concern, primarily because of its liquidity position.  Singing Machine is attempting to restructure its bank agreement and identify other sources of capital.

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THE SINGING MACHINE COMPANY, INC.

6601 Lyons Road  !  Building A-7  !  Coconut Creek, Florida  33073  !  (954) 596-1000  !  Fax (954) 596-2000

_________________________________________________________________________________________________

The Singing Machine Company Reports Fiscal 2003 Results and Restated Results

for Fiscal 2002 and Fiscal 2001

July 14, 2003

Page Two

Conference Call

Singing Machine has scheduled a conference call tomorrow at 11:00 AM ET.  A simultaneous WebCast may be accessed at www.companyboardroom.com/company.asp?client=cb&ticker=smd.  A replay will be available at this address after 1:00 PM ET.  For a telephone replay, dial (800) 633-8284, reservation #21154675 after 1:00 PM ET.

About The Singing Machine Company

Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music under The Singing MachineTM, MTVTM, NickelodeonTM, Hardrock AcademyTM and MotownTM brand names.  The first to provide karaoke systems for home entertainment in the United States, Singing Machine sells its products in North America, Europe and Asia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to  statements about projected revenues, net income and net income per share.. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following:  the risk that (1) we will not be able to successfully renegotiate our credit agreement with our commercial lender, and/or find other sources of capital to finance our business operations,  (2) we will not have sufficient funding to meet our working capital requirements;  (3) changes in demand for the Company's products; (4) the impact of competitive products and pricing conditions in the karaoke industry and (5) general economic conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including but not limited to the Company's Amended Annual Report on Form 10-KSB for the year ended March 31, 2002.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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The Singing Machine Company, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF OPERATIONS

	March 31,	March 31,	March 31,
	2003	2002	2001

Net Sales	$95,613,766	$62,475,753	$34,875,351
Cost of Sales	72,329,035	40,852,840	22,159,051
Gross Profit	23,284,731	21,622,913	12,716,300

Operating Expenses:
Advertising	5,032,367	2,377,638	921,359
Commissions	997,529	1,294,543	837,222
Compensation	3,637,559	2,486,547	1,916,612
Freight & handling	2,112,435	1,242,910	882,610
Royalty expense	2,257,653	1,862,116	148,643
Selling, general & administrative expenses	7,632,958	4,123,779	2,982,261
Total Operating Expenses	21,670,501	13,387,533	7,688,707

Earnings from Operations	1,614,230	8,235,380	5,027,593

Other Income (Expenses):
Other income	196,537	215,840	32,617
Interest income	11,943	16,934	50,242
Interest expense	(406,126)	(112,123)	(424,104)
Stock based guarantee fees	--	(171,472)	(267,029)
Factoring fees	--	--	(231,298)
Net Other Expenses	(197,646)	(50,821)	(839,572)

Earnings Before Income Tax	1,416,584	8,184,559	4,188,021

Provision for Income Tax	198,772	1,895,494	491,744

Net Earnings	$1,217,812	$6,289,065	$3,696,277
	.		.
Earnings per common share:
Basic	$0.15	$0.88	$0.59
Diluted	$0.14	$0.79	$0.50

Weighted Average Common
and Common Equivalent Shares:
Basic	8,114,330	7,159,142	6,291,792
Diluted	8,931,385	7,943,473	7,457,173

The Singing Machine Company, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS

	March 31,
Assets	2003	2002

Current Assets:
Cash and cash equivalents	$268,265	$5,520,147
Restricted cash	838,411	513,684
Accounts receivable, net	5,762,944	3,536,903
Due from manufacturer	1,091,871	488,298
Inventories	25,194,346	9,274,352
Prepaid expenses and other current assets	1,449,505	422,314
Deferred tax asset	1,925,612	191,418
Deposits	34,097	--
Total Current Assets	36,565,051	19,947,116

Property and Equipment, net	1,096,423	574,657

Other Non-Current Assets	1,273,820	881,423

Total Assets	$38,935,294	$21,403,196

Liabilities and Shareholders' Equity

Current Liabilities:
Bank overdraft	316,646	--
Accounts payable	$8,486,009	$1,846,238
Accrued expenses	1,443,406	1,289,597
Due to related party	400,000	--
Revolving credit facility	6,782,824	--
Income taxes payable	3,821,045	2,041,928
Total Current Liabilities	21,249,930	5,177,763

Shareholders' Equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized, no shares issued and outstanding	--	--
Common stock, Class A, $.01 par value; 100,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $0.01 par value; 18,900,000 shares authorized; 8,171,678 and 8,020,027 shares issued and outstanding	81,717	80,200
Additional paid-in capital	4,843,430	4,602,828
Retained earnings	12,760,217	11,542,405
Total Shareholders' Equity	17,685,364	16,225,433

Total liabilities and shareholders' equity	$38,935,294	$21,403,196